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Exhibit 10.5

FORM OF

DIVIDEND REINVESTMENT PLAN

OF

DAVCO RESTAURANTS INC.

I.    Purpose

        The purpose of this dividend reinvestment plan (the "Plan"), is to offer holders of shares of Class B Common Stock, $.01 par value per share of DavCo Restaurants Inc. (the "Class B Common Stock" of the "Company") a simple and convenient way to invest cash dividends declared and paid on their shares of Class B Common Stock in additional shares of Class B Common Stock, without the payment of any brokerage commission, service charge or other expense.

II.    Administration

        The Plan shall be administered by the Board of Directors or a committee thereof, or by any other person designated by the Board of Directors to administer the Plan (the person or persons administering the Plan is hereinafter referred to as the "Administrator"). For purposes of administration, the Administrator, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Administrator shall be final, conclusive and binding on all persons, including all Participants (as defined below) and their legal representatives and beneficiaries.

III.    Eligibility and Participation

        A.    Each holder of record of Class B Common Stock is eligible to participate in the Plan (a "Participant") at any time by completing an enrollment card ("Enrollment Card") and returning it to the Administrator.

        B.    A Participant may elect under the Plan to reinvest all or a portion, but in no event less than 50%, of the after tax amount of the cash dividends paid on the Class B Common Stock held by such Participant by indicating the number of shares of record for which cash dividends shall be reinvested on the Enrollment Card. The number of shares so elected may be changed from time-to-time by a Participant by the execution of a subsequent Enrollment Card.

IV.    Dividend Reinvestment Accounts

        A.    The Administrator will establish a Dividend Reinvestment Account ("Account") in the name of each Participant and credit such Account with the number of shares of Class B Common Stock purchased hereunder.

        B.    The Administrator shall on the dividend payment date for shares of Class B Common Stock or such other date(s) as the Administrator shall determine, purchase shares of Class B Common Stock, at the fair market value established pursuant to Paragraph IV(D) hereof, with the aggregate of: (1) all cash dividends on shares of Class B Common Stock of Company held in the name of the Participants; and (2) all cash dividends on any full or fractional shares of Class B Common Stock acquired under the Plan. Shares of Class B common stock of the Company so purchased shall be allocated among the Participants by the Administrator.

        C.    The Administrator may commingle the Participant's funds, but shall not invest said funds in any security other than shares of Class B Common Stock. Interest shall not be payable to Participants for funds held by the Administrator prior to the purchase of shares of Class B Common Stock under the Plan.

        D.    The stock purchased under the Plan shall be authorized but unissued shares of Class B Common Stock. For purposes of the Plan, the fair market value per share of Class B Common Stock as of each dividend payment date shall be determined by the Board of Directors in accordance with the regulations promulgated under Section 2031 of the Internal Revenue Code (the "Code"), or by any other appropriate method selected by the Board of Directors.

        E.    At reasonable intervals, the Administrator will furnish each Participant with a statement reflecting transactions in the Participant's Account and indicating amounts reinvested in Class B Common Stock under the Plan, purchase prices, number of shares purchased and other information deemed appropriate by the Administrator.

V.    Issuance of Certificates

        All shares of Class B Common Stock purchased under the Plan shall be delivered to and held by the Administrator or its nominee as custodian under the Plan. No certificate will be issued to a Participant for the shares in his or her Account unless requested in writing or unless the Account is terminated as provided in Paragraph. A Participant may request that certificates for the full number of shares of Class B Common Stock credited to his or her Account be delivered to the Participant. All such requests shall be in writing to the Administrator. Any request that is received less than ten (10) days before a dividend record date may be delayed until dividends paid for such record date have been credited and invested per the Plan. No certificates for fractional shares of Class B Common Stock will be issued, but dividends on a fractional interest in of shares of Class B Common Stock will be credited to the Account of the Participant. The Company may endorse such legend or legends upon the certificates for shares of Class B Common Stock issued hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its absolute discretion, it determines to be necessary or appropriate.

VI.    Fees

        All fees, commissions or similar expenses payable in connection with the Plan shall be borne exclusively by the Company.

VII.    Taxes

        The automatic reinvestment of dividends under the Plan shall not relieve any Participant of any federal, state or local income tax which may be payable on such dividends or other income derived by a Participant in connection with such reinvestment. The Administrator will report to each Participant the amount of dividends credited to the Participant's Account in accordance with the Code and applicable Treasury Regulations.

VIII.    Voting of Shares

        A.    All shares of Class B Common Stock held for a Participant's Account under the Plan will be voted in the same manner as the Participant votes shares if Class B Common Stock held outright in any proxy returned to the Company prior to a meeting of stockholders or in accordance with the Participant's express written directions to the Company received by the Administrator on a form provided by it. In the absence of any direction, such shares of Class B Common Stock shall not be voted.

        B.    If the Participant has no outright ownership of shares of Class B Common Stock, the Administrator shall forward to the Participant promptly upon receipt, all proxies, proxy statements, notices of meetings or proceedings affecting the Participant's shares of Class B Common Stock held in his or her Account.

IX.    Termination

        A.    A Participant may terminate his or her Account at any time by writing to the Administrator. If such notice is received by the Administrator within ten (10) days of a dividend record date, termination may be delayed until dividends paid for such record date have been credited to the Account and invested per the Plan. Upon a Participant's election to terminate, a certificate will be issued for all full shares of Class B Common Stock in the Participant's Account and cash will be paid to the Participant for any fractional shares of Class B Common Stock.

        B.    The Administrator may terminate a Participant's Account immediately upon sending written notice to the Participant at the last known address as shown on the Administrator's records. The Administrator shall terminate a Participant's Account upon receipt of satisfactory written notice of the Participant's death or adjudication of incompetence, in which case, however, dividend payments received and/or shares of Class B Common Stock held in the Participant's Account will be retained until satisfactory evidence of the appointment of the Participant's legal representative and its right to receive the dividends and/or shares of Class B Common Stock shall have been received by the Administrator.

        C.    Upon termination of an Account, the Participant's interest in fractional shares of Class B Common Stock will be reduced to cash at the last price paid for a share of Class B Common Stock by the Administrator.

X.    Share Distribution

        A.    It is understood that any share dividends or split shares distributed by the Company on shares of Class B Common Stock held by the Administrator for the Participant will be credited to the Participant's Account.

        B.    The Administrator may, in its sole discretion, hold the shares of Class B Common Stock of all Participants together in its name or in the name of its nominee. In the event that

Participant desires to personally exercise any rights which may accrue from time-to-time to his or her shares of Class B Common Stock, the Participant must request distribution of a certificate as provided for in Paragraph V of this Plan prior to the time such rights are issued.

XI.    Liability

        The Administrator shall not be liable hereunder for any act done in good faith, or for any good faith omission to act including, without limitation, any claims of liability: (1) arising out of failure to terminate a Participant's Account upon such Participant's death or adjudication of incompetency prior to receipt of notice in writing of such death or incompetency; and (2) with respect to the prices at which shares of Class B Common Stock are purchased or sold for the Participant's Account and the times such purchases or sales are made.

XII.    Spendthrift Provision

        The Participant shall have no right to give instructions to the Administrator in respect of any shares of Class B Common Stock purchased under this Plan except as expressly provided herein.

XIII.    Amendments to Plan

        This Plan may be amended, modified, supplemented or terminated by the Board of Directors at any time.

XIV.    Change of Address

        Each Participant agrees to notify the Administrator promptly in writing of any change of address of such Participant.

XV.    Notices

        Notices to the Company or the Administrator shall be to DavCo Restaurants Inc., 1657 Crofton Boulevard, Crofton, Maryland 21114. Notice to any Participant may be given by the Administrator by letter addressed to such Participant at the last known address of Participant as shown on the records of the Administrator.

XVI.    Correction of Defects, Omissions, and Inconsistencies

        The Administrator may correct any defect, supply any omission, or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect.

XVII.    Governing Law

        This Plan and the accounts established hereunder for Participants shall be governed by and construed in accordance with the laws of the State of Delaware and the rules and regulations of the Securities and Exchange Commission, as they may be changed or amended from time-to-time.

Adopted this    •    th day of    •    , 2004.

DavCo Restaurants Inc.,
a Delaware Corporation

By:	Name: Ronald D. Kirstien Title: President

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Exhibit 10.5